Exhibit 99.1

Goldman Sachs BDC, Inc. Prices $100 Million Offering of Unsecured Convertible Notes
Company Release – September 27, 2016
NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (the "Company") (NYSE: GSBD) announced today that it has agreed to sell in an offering of $100 million aggregate principal amount of 4.50% convertible notes due 2022 (the "Convertible Notes"). The Company has also granted the initial purchasers an option to purchase up to an additional $15 million aggregate principal amount of the Convertible Notes to cover over-allotments, if any. The Convertible Notes will be offered and sold only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the "Securities Act")) pursuant to Rule 144A under the Securities Act. The closing of the transaction is subject to customary closing conditions, and the Convertible Notes are expected to be delivered and paid for on October 3, 2016.
The Convertible Notes are unsecured and bear interest at a rate of 4.50% per year, payable semiannually. In certain circumstances, the Convertible Notes will be convertible into cash, shares of the Company's common stock or a combination of cash and shares of the Company's common stock, at the Company's election, at an initial conversion rate of 40.8397 shares of common stock per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $24.49 per share of the Company's common stock, subject to customary anti-dilution adjustments and the other terms of the indenture governing the Convertible Notes. The conversion price is approximately 10.0% above the $22.26 per share closing price of the Company's common stock on September 27, 2016. The Company will not have the right to redeem the Convertible Notes prior to maturity. The Convertible Notes will mature on April 1, 2022, unless repurchased or converted in accordance with the terms prior to such date.
The Company intends to use the net proceeds of this offering to pay down debt under its revolving credit facility.
Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof has been nor will be registered under the Securities Act. Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
This press release is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted. It is issued pursuant to Rule 135c under the Securities Act.
ABOUT GOLDMAN SACHS BDC, INC.
Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company was formed by The Goldman Sachs Group, Inc. ("Goldman Sachs") to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. The Company seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.
FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. These statements include the possible sale of the Convertible Notes and expected terms. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company's belief regarding future events that, by their nature, are uncertain and outside of the Company's control. We believe that it is important to communicate our future expectations to our investors. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, market conditions and the risks, uncertainties and other factors we identify in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Goldman Sachs BDC, Inc.
Investor Contact: Katherine Schneider, 212-902-3122
Media Contact: Andrew Williams, 212-902-5400
Source: Goldman Sachs BDC, Inc.